Exhibit 5.1

May 13, 2010

Pharmasset, Inc.

303-A College Road East

Princeton, NJ 08540

Re:	Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to our opinion dated February 5, 2010 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-164744) filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2010 (the “Shelf Registration Statement”) by Pharmasset, Inc., a Delaware corporation (the “Company”), pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”). We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”), dated May 13, 2010, relating to the offering by the Company of 3,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and an additional 480,000 shares of Common Stock for which the underwriters in the offering have been granted an overallotment option (collectively, the “Shares”), which Shares are covered by the Shelf Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Shelf Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company and the Pricing Committee duly appointed by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Shelf Registration Statement, the prospectus dated February 19, 2010 included in the Shelf Registration Statement, the Prospectus Supplement, the Underwriting Agreement, dated May 13, 2010, by and among the Company, Citigroup Global Markets Inc. and each of the other underwriters named on Schedule A thereto, the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, as amended, in effect on the date hereof, certain resolutions of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Pharmasset, Inc.

May 13, 2010

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Shelf Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP